UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2021

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Historic Decatur Road, San Diego, California	92106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 2.02. Results of Operations and Financial Condition.

On May 17, 2021, Nuvve Holding Corp. (the “Company”) issued a press release announcing financial results for the three months ended March 31, 2021. A copy of the press release is attached hereto as Exhibit 99.1.

The information included in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.02. Unregistered Sales of Equity Securities.

On May 17, 2021, the Company entered into a letter agreement (the “Letter Agreement”) with Stonepeak Rocket Holdings LP, a Delaware limited partnership (“Stonepeak”), and Evolve Transition Infrastructure LP, a Delaware limited partnership (“Evolve”), relating to the proposed formation of a joint venture, Levo Mobility LLC (“Levo,” and such proposed joint venture, the “Proposed Transaction”). Pursuant to the Letter Agreement, the parties agreed to negotiate in good faith to finalize and enter into definitive agreements for the Proposed Transaction. However, the parties are not bound to enter into such agreements. Accordingly, there can be no assurance that the parties will enter into definitive agreements for the Proposed Transactions on the terms described in this report, or at all, or that the Proposed Transaction will be consummated.

If the Proposed Transaction is consummated on the proposed terms, Levo will utilize the Company’s proprietary V2G technology and the capital from Stonepeak and Evolve to help accelerate the deployment of electric fleets, including thousands of zero-emission electric school buses for school districts nationwide through “V2G hubs” and Transportation as a Service (TaaS). If consummated on the proposed terms, Stonepeak and Evolve will fund acquisition and construction costs up to an aggregate capital commitment of $750 million, and will have the option to upsize their capital commitments when Levo has entered into contracts with third parties for $500 million in aggregate capital expenditures.

In connection with the signing of the Letter Agreement, the Company issued to Stonepeak and Evolve the following ten-year warrants (the “Warrants”) to purchase common stock (allocated 90% to Stonepeak and 10% to Evolve):

●	Series B warrants to purchase 2,000,000 shares of the Company’s common stock, at an exercise price of $10.00 per share, which are fully vested upon issuance,

●	Series C warrants to purchase 1,000,000 shares of the Company’s common stock, at an exercise price of $15.00 per share, which are vested as to 50% of the shares upon issuance and vest as to the remaining 50% when Levo has entered into contracts with third parties for $125 million in aggregate capital expenditures,

●	Series D warrants to purchase 1,000,000 shares of the Company’s common stock, at an exercise price of $20.00 per share, which are vested as to 50% of the shares upon issuance and vest as to the remaining 50% when Levo has entered into contracts with third parties for $250 million in aggregate capital expenditures,

●	Series E warrants to purchase 1,000,000 shares of the Company’s common stock, at an exercise price of $30.00 per share, which are vested as to 50% of the shares upon issuance and vest as to the remaining 50% when Levo has entered into contracts with third parties for $375 million in aggregate capital expenditures, and

●	Series F warrants to purchase 1,000,000 shares of the Company’s common stock, at an exercise price of $40.00 per share, which are vested as to 50% of the shares upon issuance and vest as to the remaining 50% when Levo has entered into contracts with third parties for $500 million in aggregate capital expenditures.

In connection with the signing of the Letter Agreement, the Company also entered into a Securities Purchase Agreement (the “SPA”) and a Registration Rights Agreement (the “RRA”) with Stonepeak and Evolve.

●	Under the SPA, from time to time between November 13, 2021 and November 17, 2028, Stonepeak and Evolve may elect, in their sole discretion, to purchase up to an aggregate of $250 million in shares of the Company’s common stock at a purchase price of $50.00 per share (allocated 90% to Stonepeak and 10% to Evolve). The SPA includes customary representations and warranties and closing conditions, and customary indemnification provisions. In addition, Stonepeak and Evolve may elect to purchase shares under the SPA on a cashless basis in the event of a change of control of the Company.

●	Under the RRA, the Company granted Stonepeak and Evolve demand and piggyback registration rights relating to the sale of the Warrants and the shares of the Company’s common stock issuable pursuant to the Warrants and the SPA.

The Warrants may be exercised for cash or on a cashless basis. The Company will not be required to net cash settle the Warrants under any circumstances. If the Proposed Transaction is not consummated by August 16, 2021, and the Company notifies Stonepeak and Evolve of its intent to terminate the Letter Agreement, then the Company may redeem the Warrants for $0.0001 per Warrant, if Stonepeak and Evolve do not confirm their willingness to enter into definitive agreements on certain material terms.

The exercise price and number of shares issuable upon exercise of the Warrants are subject to adjustment for changes in the Company’s capital stock, including stock splits, stock combinations, stock dividends, reclassifications, distributions of purchase rights and distributions of assets. If the Company completes a business combination, the Warrants shall be converted into the right to acquire the property they would have received if the Warrants were exercised prior to such business combination.

Unless the Company obtains the approval of its stockholders, the aggregate number of shares of common stock that may be issued under the Warrants and the SPA shall not exceed the maximum number of shares of common stock which the Company may issue without stockholder approval under the stockholder approval rules of The Nasdaq Stock Market LLC (“Nasdaq”), including Nasdaq Listing Rules 5635(a) and 5635(d). In addition, unless the Company obtains the approval of its stockholders, the Warrants may not be exercised, and elections to purchase under the SPA may not be made, to the extent that, after giving effect to such exercise or election, Stonepeak or Evolve together with their affiliates collectively would beneficially own in excess of 19.99% of the Company’s common stock.

The Letter Agreement further provides that the Company will use its reasonable best efforts to obtain stockholder approval of the issuance of shares of the Company’s common stock under the Warrants and SPA. The Company also agreed to certain exclusivity provisions during the term of the Letter Agreement and to reimburse certain expenses of Stonepeak and Evolve in the event definitive agreements for the Proposed Transaction are not executed.

If the Company enters into a competing alternative transaction within 12 months following any termination of the Letter Agreement, Stonepeak and Evolve can elect to receive either an alternative transaction fee of $10 million in the aggregate or to retain the Warrants held by them. However, if the Company terminates the Letter Agreement and is entitled to redeem the Warrants, as described above, Stonepeak and Evolve will not be entitled to either the alternative transaction fee or the Warrants.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2021, the Company amended and restated its 2020 Equity Incentive Plan, in order to raise the limit on cash and awards granted to any individual non-employee director in any calendar year to $750,000.

Item 7.01. Regulation FD Disclosure.

On May 17, 2021, the Company issued a press release announcing the Proposed Transaction. A copy of the press release is attached hereto as Exhibit 99.2. Attached hereto as Exhibit 99.3 is a presentation dated May 2021 that the Company intends to use with investors and other interested parties.

The information included in this Item 7.01 and in Exhibits 99.2 and 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Warrants.

10.2	Securities Purchase Agreement.

10.3	Registration Rights Agreement.

99.1	Press Release Announcing Quarterly Results.

99.2	Press Release Announcing Proposed Transaction.

99.3	Investor Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2021	NUVVE HOLDING CORP.

	By:	/s/ Gregory Poilasne
Gregory Poilasne
Chairman and Chief Executive Officer

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